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								EXHIBIT 21

				LeCROY CORPORATION

			   Subsidiaries of the Company



The following are the subsidiary companies of the Company as of August 7, 1996, all of which are 100% owned:

Name                                            Jurisdiction of Incorporation

LeCroy, S.A.                                    Switzerland

LeCroy, Ltd.                                    England

LeCroy, G.m.b.H.                                Germany

LeCroy, S.A.R.L.                                France

LeCroy, S.R.L.                                  Italy

LeCroy Foreign Sales Corporation                U.S. Virgin Islands

LeCroy Japan Corporation, K.K.                  Japan

LeCroy, Pty.                                    Australia

LeCroy Corporation                              Hong Kong